Exhibit 99.2

FOR IMMEDIATE RELEASE

Agilysys, Inc. Files for Extension of Form 10-K

CLEVELAND – June 15, 2005 – Agilysys, Inc. (NASDAQ: AGYS), a leading provider of enterprise computer technology solutions, today announced that it will file a 15 day extension with the Securities and Exchange Commission for the filing of its Form 10-K for the fiscal year ended March 31, 2005. The company is filing for the extension because it is not able to complete the preparation of its consolidated financial statements and management’s assessment of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, by the initial filing date of June 14, 2005. Also, the company is in the process of providing additional information to Ernst & Young, LLP, its independent public accounting firm, in order to complete their documentation and related audit procedures. The company expects to file its Form 10-K on or before June 29, 2005.

As previously announced on June 13, 2005, Agilysys identified as a material weakness inadequate internal controls over its vendor debit process. As a result of this material weakness, management is evaluating all systems and procedures relative to the vendor debit process with the objective of implementing process improvements.

Martin Ellis, Agilysys executive vice president, treasurer and chief financial officer, said, “Agilysys is committed to the integrity of its financial reporting. We want to take this extra time to provide the additional information to Ernst & Young, LLP and to complete our review of internal controls as required by Section 404 of the Sarbanes-Oxley Act.”

Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.

Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.

Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.

In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its

Annual Report on Form 10-K for the fiscal year ended March 31, 2004. Interested persons can obtain it free at the Securities and Exchange Commission’s website, which is located at www.sec.gov.

About Agilysys, Inc.
Agilysys is one of the foremost distributors and premier resellers of enterprise computer technology solutions. It has a proven track record of delivering complex server and storage hardware, software and services to resellers, large and medium-sized corporate customers, as well as public-sector clients across a diverse set of industries. In addition, the company provides customer-centric software applications and services focused on the retail and hospitality markets. Headquartered in Mayfield Heights, Ohio, Agilysys has sales offices throughout the United States and Canada. For more information, visit www.agilysys.com.

Contact:	Martin Ellis Executive Vice President, Treasurer and Chief Financial Officer Agilysys, Inc. 440-720-8682 martin.ellis@agilysys.com

Media Contact:	Julie Young Director, Corporate Communications Agilysys, Inc. 440-720-8602 julie.young@agilysys.com

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